CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Matters” included in or made a part of Pre-Effective Amendment No. 1 to the Registration Statement of Homestead Funds Trust on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, DC
April 15, 2019